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3.1.10   Certificate of Continuation Under Foreign Law dated March 8, 2004

                         The Commonwealth of the Bahamas
                         Registrar General's Department
                                  PO Box N-532
                               Nassau, The Bahamas

                 The International Business Companies Act, 2000
                                (No. 45 of 2000)

Certificate of Continuation Under Foreign Law

No. 119,850 B

VORSATECH VENTURES INC.

I, Sterling R.L. Quant, Registrar General of the Commonwealth of the Bahamas Do Hereby Certify pursuant to the International Business Companies Act 2000 (No. 45 of 2000) that all the requirements of the said Act in respect of Continuation under a foreign law having been satisfied

(name of Company) VORSATECH VENTURES INC.

has ceased to be a company incorporated under the International Companies Act, 2000.

                                                    Given under my hand and seal
                                                     this 8th day of March, 2004
                                                                at Nassau in the
                                                     Commonwealth of the Bahamas


                                                         /S/ STERLING R.L. QUANT
                                                         -----------------------
                                                               Registrar General